Exhibit 99.1

Kodak Reports Full-Year 2018 Financial Results

ROCHESTER, N.Y.--(BUSINESS WIRE)--April 1, 2019--Eastman Kodak Company (NYSE: KODK) today reported financial results for the full year 2018, including a net loss of $16 million on revenues of $1.3 billion and continued growth in key product areas.

Highlights include:

  GAAP net loss of $16 million for the year ended December 31, 2018, compared to GAAP net earnings of $94 million for the year ended December 31, 2017.
  Revenues for 2018 of $1.3 billion compared to revenues for 2017 of $1.4 billion.
  Operational EBITDA for the year of $1 million compared to Operational EBITDA in 2017 of $10 million.
  Key product lines achieved strong year-over-year growth for the full year 2018:
    Volume for KODAK SONORA Process Free Plates grew by 19 percent.
    Annuity revenues for the KODAK PROSPER Press platform grew by 8 percent.
  The company ended the year with a cash balance of $246 million.
  The company entered into a definitive agreement to sell its Flexographic Packaging Division to Montagu Private Equity LLP, a leading private equity firm. FPD is presented within discontinued operations.

“I look forward to working with my team to help Kodak become cash-flow positive and build long-term value for shareholders,” said Jim Continenza, Kodak’s newly appointed Executive Chairman. “Our priorities will be to increase operational efficiency and focus on core competencies to achieve our growth objectives.”

For the year ended December 31, 2018, revenues decreased by approximately $61 million compared with the same period in 2017. Kodak ended the year with a cash balance of $246 million, down from the December 31, 2017 cash balance of $343 million.

“We generated cash in the fourth quarter of 2018 and delivered strong performance in our key growth areas of SONORA Process Free Plates and in PROSPER inkjet annuities,” said David Bullwinkle, Kodak’s CFO. “We expect to close soon on the sale of our Flexographic Packaging Division and will use the proceeds to significantly reduce our term debt and strengthen our balance sheet. In addition, we plan to secure new financing for our remaining term debt, which will allow us to focus on our operations and return to consistent cash generation.”

Revenue and Operational EBITDA FY 2018 vs. FY 2017

($ millions)

FY 2018 Actuals	PSD	EISD	SSD	CFD	AM3D	EBPD	Total EK
Revenue	$895	$136	$84	$189	$4	$17	$1,325
Operational EBITDA *	$27	$4	$-	$(19)	$(14)	$3	$1

FY 2017 Actuals	PSD	EISD	SSD	CFD	AM3D	EBPD	Total EK
Revenue	$942	$144	$85	$198	$1	$16	$1,386
Operational EBITDA *	$49	$3	$(1)	$(18)	$(27)	$4	$10

FY 2018 vs. FY 2017 Actuals B/(W)	PSD	EISD	SSD	CFD	AM3D	EBPD	Total EK
Revenue	$(47)	$(8)	$(1)	$(9)	$3	$1	$(61)
Operational EBITDA *	$(22)	$1	$1	$(1)	$13	$(1)	$(9)

FY 2018 Actuals on constant currency ** vs. FY 2017 Actuals B/(W)	PSD	EISD	SSD	CFD	AM3D	EBPD	Total EK
Revenue	$(61)	$(10)	$(2)	$(11)	$3	$1	$(80)
Operational EBITDA *	$(17)	$-	$1	$(3)	$13	$(1)	$(7)

* Total Operational EBITDA is a non-GAAP financial measure. The reconciliation between GAAP and non-GAAP measures is provided in Appendix A of this press release.

** The impact of foreign exchange represents the 2018 foreign exchange impact using average foreign exchange rates for the twelve months ended December 31, 2017, rather than the actual exchange rates in effect for the twelve months ended December 31, 2018.

About Kodak

Kodak is a technology company focused on imaging. We provide – directly and through partnerships with other innovative companies – hardware, software, consumables and services to customers in graphic arts, commercial print, publishing, packaging, entertainment and commercial films, and consumer products markets. With our world-class R&D capabilities, innovative solutions portfolio and highly trusted brand, Kodak is helping customers around the globe to sustainably grow their own businesses and enjoy their lives. For additional information on Kodak, visit us at kodak.com, follow us on Twitter @Kodak, or like us on Facebook at Kodak.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning Kodak’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, investments, financing needs and business trends and other information that is not historical information. When used in this press release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” “strategy,” “continues,” “goals,” “targets” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and similar expressions, as well as statements that do not relate strictly to historical or current facts, are intended to identify forward-looking statements. All forward-looking statements, including management’s examination of historical operating trends and data, are based upon Kodak’s expectations and various assumptions.

Future events or results may differ from those anticipated or expressed in the forward-looking statements. Important factors that could cause actual events or results to differ materially from the forward-looking statements include, among others, the risks and uncertainties described in more detail in Kodak’s Annual Report on Form 10-K for the year ended December 31, 2018 under the headings “Business,” “Risk Factors,” “Legal Proceedings” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” and in other filings Kodak makes with the U.S. Securities and Exchange Commission from time to time, as well as the following: Kodak’s ability to improve and sustain its operating structure, cash flow, profitability and other financial results; Kodak’s ability to achieve cash forecasts, financial projections and projected growth; Kodak’s ability to achieve the financial and operational results contained in its business plans; Kodak’s ability to comply with the covenants in its various credit facilities; Kodak’s ability to repay, refinance or extend the maturity of its outstanding first lien term loans prior to their maturity date of September 3, 2019 or prior to June 5, 2019, the date on which Kodak’s revolving credit facility will terminate unless such repayment, refinancing or extension has occurred or the revolving credit facility has been amended; Kodak’s ability to consummate the sale of its Flexographic Packaging segment when expected and to discontinue, sell or spin-off certain other businesses or operations or otherwise monetize other assets; Kodak’s ability to fund continued investments, capital needs and restructuring payments and service its debt and Series A Preferred Stock; changes in foreign currency exchange rates, commodity prices and interest rates; Kodak’s ability to effectively anticipate technology trends and develop and market new products, solutions and technologies; Kodak’s ability to effectively compete with large, well-financed industry participants; continued sufficient availability of borrowings and letters of credit under Kodak’s revolving credit facility, Kodak’s ability to obtain additional financing if and as needed and Kodak’s ability to provide or facilitate financing for its customers; the performance by third parties of their obligations to supply products, components or services to Kodak; and the impact of the global economic environment on Kodak.

There may be other factors that may cause Kodak’s actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to Kodak or persons acting on its behalf apply only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included or referenced in this press release. Kodak undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by law.

APPENDICES

A. NON-GAAP MEASURES

In this full year 2018 financial results news release, reference is made to the following non-GAAP financial measures:

  Operational EBITDA; and
  Revenues and Operational EBITDA on a constant currency basis.

Kodak believes that these non-GAAP measures represent important internal measures of performance. Accordingly, where they are provided, it is to give investors the same financial data management uses with the belief that this information will assist the investment community in properly assessing the underlying performance of Kodak, its financial condition, results of operations and cash flow.

Kodak’s segment measure of profit and loss is an adjusted earnings before interest, taxes, depreciation and amortization (“Operational EBITDA”). The change in revenues and Operational EBITDA on a constant currency basis, as presented in this financial results news release, is calculated by using average foreign exchange rates for the twelve months ended December 31, 2017, rather than the actual exchange rates in effect for the twelve months ended December 31, 2018.

The following table reconciles the most directly comparable GAAP measure of Net (Loss) Earnings to Operational EBITDA and Operational EBITDA on a constant currency basis for the twelve months ended December 31, 2018 and 2017, respectively

(in millions)
	FY 2018	FY 2017	$ Change
Net (loss) earnings	$(16)	$94	$(110)
Depreciation and amortization	70	77	(7)
Restructuring costs and other (1)	17	38	(21)
Stock based compensation	6	9	(3)
Consulting and other costs (2)	14	5	9
Idle costs (3)	3	4	(1)
Other operating expense, net (4)	9	28	(19)
Goodwill impairment loss (4)	-	56	(56)
Interest expense (4)	9	8	1
Pension income excluding service cost component (4)	(131)	(152)	21
Other expense (income), net (4)	17	(37)	54
Benefit for income taxes (4)	(4)	(120)	116
Loss (earnings) from discontinued operations, net of income taxes (4)	7	(1)	8
Equity in loss of equity method investment, net of income taxes (4)	-	1	(1)
Operational EBITDA	$1	$10	$(9)
Impact of foreign exchange (5)	2		2
Operational EBITDA on a constant currency basis	$3	$10	$(7)

Footnote Explanations:

(1)	Restructuring costs and other for the twelve months ended December 31, 2018 as reported in the Consolidated Statement of Operations and plus $7 million of inventory write-downs included in cost of revenues for the twelve months ended December 31, 2017.
(2)	Consulting and other costs are professional services and internal costs associated with certain corporate strategic initiatives, including the divestiture of the Flexographic Packaging segment and debt refinancing
(3)	Consists of third party costs such as security, maintenance and utilities required to maintain land and buildings in certain locations not used in any Kodak operations.
(4)	As reported in the Consolidated Statement of Operations.
(5)	The impact of foreign exchange represents the foreign exchange impact using average foreign exchange rates for the twelve months ended December 31, 2017, rather than the actual exchange rates in effect for the twelve months ended December 31, 2018.

B. FINANCIAL STATEMENTS

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF OPERATIONS
(in millions)
	Twelve Months Ended December 31,
	2018	2017
Revenues
Sales	$1,044	$1,096
Services	281	290
Total net revenues	1,325	1,386
Cost of revenues
Sales	950	968
Services	194	207
Total cost of revenues	1,144	1,175
Gross profit	181	211
Selling, general and administrative expenses	225	239
Research and development costs	48	64
Restructuring costs and other	17	31
Other operating expense, net	9	28
Goodwill impairment loss	—	56
Loss from continuing operations before interest expense, pension income excluding service cost component, other charges (income), net, and income taxes	(118)	(207)
Interest expense	9	8
Pension income excluding service cost component	(131)	(152)
Other charges (income), net	17	(37)
Loss from continuing operations before income taxes	(13)	(26)
Benefit for income taxes	(4)	(120)
Equity in loss of equity method investment, net of income taxes	—	1
(Loss) earnings from continuing operations	(9)	93
(Loss) earnings from discontinued operations, net of income tax	(7)	1
NET (LOSS) EARNINGS	$(16)	$94

The notes accompanying the Company’s financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2018, are an integral part of these consolidated financial statements.

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF FINANCIAL POSITION
(in millions)

	December 31,	December 31,
	2018	2017
ASSETS
Cash and cash equivalents	$246	$343
Trade receivables, net of allowances of $9 in each period	232	253
Inventories, net	236	246
Other current assets	51	54
Current assets held for sale	113	62
Total current assets	878	958
Property, plant and equipment, net of accumulated depreciation of $422 and $384, respectively	246	294
Goodwill	12	12
Intangible assets, net	60	84
Restricted cash	11	17
Deferred income taxes	160	187
Other long-term assets	144	113
Long-term assets held for sale	—	42
TOTAL ASSETS	$1,511	$1,707

LIABILITIES, REDEEMABLE, CONVERTIBLE PREFERRED STOCK AND EQUITY (DEFICIT)
Accounts payable, trade	$149	$183
Short-term borrowings and current portion of long-term debt	396	4
Other current liabilities	213	211
Current liabilities held for sale	20	21
Total current liabilities	778	419
Long-term debt, net of current portion	5	399
Pension and other postretirement liabilities	379	462
Other long-term liabilities	179	202
Long-term liabilities held for sale	—	4
Total liabilities	1,341	1,486

Commitments and contingencies (Note 11)

Redeemable, convertible Series A preferred stock, no par value, $100 per share liquidation preference	173	164

Equity (Deficit)
Common stock, $0.01 par value	—	—
Additional paid in capital	617	631
Treasury stock, at cost	(9)	(9)
Accumulated deficit	(200)	(174)
Accumulated other comprehensive loss	(411)	(391)
Total shareholders' equity	(3)	57
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY	$1,511	$1,707

The notes accompanying the Company’s financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2018, are an integral part of these consolidated financial statements.

CONTACT:
Media Contact:
Nick Rangel, Kodak, +1 585-615-0549, nicholas.rangel@kodak.com

Investor Contact:
Bill Love, Kodak, +1 585-724-4053, shareholderservices@kodak.com